Exhibit 10.9

BRICKTOWN BREWERY RESTAURANTS LLC

1101 W. Waterloo Road

Edmond, OK 73025

December 28, 2014

Praesidian Capital Opportunity Fund III, LP

Praesidian Capital Opportunity Fund III-A, LP

419 Park Avenue South

New York, New York 10016

Attn: Jason D. Drattell

Re:	Management Rights

Ladies and Gentlemen:

You have requested that Bricktown Brewery Restaurants LLC, an Oklahoma limited liability company (the “Borrower”), grant certain management rights to Praesidian Capital Opportunity Fund III, LP and Praesidian Capital Opportunity Fund III-A, LP (each, an “Investor”) so that the purchase by the Investor of (i) certain promissory notes of the Borrower (the “Notes”) pursuant to the Note Purchase Agreement and Security Agreement, dated as of the date hereof, among the Borrower, the Investor and the other parties thereto, as such agreement may be amended, supplemented or otherwise modified from time to time (the “Purchase Agreement”) and (ii) certain Units of the Borrower (collectively, the “Shares”), may each qualify as a “venture capital investment” as described in clause (d)(3)(i) of the U.S. Department of Labor Regulations § 2510.3-101 (the “DOL Regulation”). This letter will confirm our agreement that the Investor will be entitled to the contractual management, information and other rights enumerated below:

(1) The Borrower and its subsidiaries shall provide to the Investor true and correct copies of all documents, reports, financial data and other information as the Investor may reasonably request. Additionally, the Borrower shall permit any authorized representatives designated by the Investor to visit and inspect any of the properties of the Borrower and its subsidiaries, including its and their books of account, and to discuss its and their affairs, finances and accounts with its and their officers, all at such times as the Investor may reasonably request.

(2) At any time during which the Investor does not have the direct contractual right to designate a representative to serve on the Board of Directors of Borrower (the “Borrower Board”), the Investor shall have the right to designate one (1) observer who shall be entitled to attend all meetings of the Borrower Board (and all committees thereof) and receive copies of all materials provided to the Borrower Board, including, without limitation, notices, minutes, consents and any and all other materials provided to members of the Borrower Board, provided that such observer shall have no voting rights with respect to actions taken or elected not to be taken by the Borrower Board. Such representative may participate in discussions of matters brought to the Borrower Board and may address the Borrower Board with respect to the Investor’s concerns regarding business issues facing the Borrower Board.

(3) The Investor (or any authorized representative designated by the Investor) shall have the right to consult with and advise the management of the Borrower and its subsidiaries, upon reasonable notice at reasonable times from time to time, on all matters relating to the operation of the Borrower and its subsidiaries.

(4) The Borrower shall provide the Investor with all financial information and inspection rights provided to “Lenders” (as defined in the Purchase Agreement) under the Purchase Agreement. The rights of Investor set forth in this letter are in addition to, and not in limitation, of the rights of the Investor under the Purchase Agreement.

This letter may not be amended except by a written instrument signed by the Investor and the Borrower.

The Borrower hereby further agrees that if legal counsel for the Investor reasonably concludes that the rights granted hereby should be altered to preserve the qualification of the Investor as a “venture capital operating company” or the Investor’s investment in the Borrower as a “venture capital investment”, in each case, as defined in the DOL Regulation or otherwise to ensure that the assets of the Investor are not considered “plan assets” for purposes of the Employee Retirement Income Security Act of 1974, as amended, the Borrower will agree to amendments to this letter to effect such alterations; provided that no such alteration would result in a material adverse effect on the operation or business of the Borrower.

The rights of Investor described herein shall terminate and be of no further force or effect upon, subject to the other terms hereof, the Investor no longer holding any securities (whether debt or equity) of the Borrower.

If the Borrower engages in a restructuring or similar transaction, any resulting entity or entities shall be subject to this Agreement in the same manner as the Borrower, as applicable.

The Borrower hereby further agrees that the Investor may transfer the rights granted to it hereunder to any person or entity to whom it transfers all or any of the securities (whether debt or equity) of the Borrower held by the Investor.

[Signature Pages to Follow]

Very truly yours,

BRICKTOWN BREWERY RESTAURANTS LLC

By:
Name:	William C. Liedtke III
Title:	Vice President

[MANAGEMENT RIGHTS LETTER – FUND III]

ACKNOWLEDGED AND ACCEPTED:

Praesidian Capital Opportunity Fund III, LP

By:	Praesidian Capital Opportunity GP III, LLC, its General Partner

By:
Name:	Jason D. Drattell
Title:	Manager

Praesidian Capital Opportunity Fund III-A, LP

By:	Praesidian Capital Opportunity GP III, LLC, its General Partner

By:
Name:	Jason D. Drattell
Title:	Manager